UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 20, 2011

EXELIXIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-30235	04-3257395
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 East Grand Ave.

South San Francisco, California 94080

(Address of principal executive offices, and including zip code)

(650) 837-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 20, 2011, Exelixis, Inc. (“Exelixis”) entered into an agreement with Merck, known as MSD outside of the United States and Canada (“Merck”), pursuant to which Exelixis has granted Merck an exclusive worldwide license to Exelixis’ phosphoinositide-3 kinase delta (“PI3K-d”) program, including XL-499 and other related compounds. Pursuant to the terms of the agreement, Merck will have sole responsibility to research, develop, and commercialize compounds from Exelixis’ PI3K-d program. The agreement will become effective on December 21, 2011.

Merck is required to pay Exelixis an upfront cash payment of $12.0 million in connection with the agreement. Exelixis will be eligible to receive potential development and regulatory milestone payments for multiple indications of up to $239.0 million. Exelixis will also be eligible to receive combined sales performance milestones and royalties on net-sales of products emerging from the agreement. Milestones and royalties are payable on compounds emerging from Exelixis’ PI3K-d program or from certain compounds that arise from Merck’s internal discovery efforts targeting PI3K-d during a certain period.

Merck may at any time, upon specified prior notice to Exelixis, terminate the license. In addition, either Party may terminate the agreement for the other party’s uncured material breach. In the event of termination by Merck at will or by Exelixis for Merck’s uncured material breach, the license granted to Merck would terminate. In the event of a termination by Exelixis for Merck’s uncured material breach, Exelixis would receive a royalty-free license from Merck to develop and commercialize certain joint products. In the event of termination by Merck for Exelixis’ uncured material breach, Merck would retain the licenses from Exelixis, and Exelixis would receive reduced royalties from Merck on commercial sales of products.

The description of the agreement in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the complete agreement, a copy of which will be included as an exhibit to Exelixis’ Annual Report on Form 10-K for the fiscal year ending December 30, 2011 to be filed with the Securities and Exchange Commission.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, including, without limitation, statements related to: the payment to Exelixis of an upfront payment; Exelixis’ potential receipt of development, regulatory and sales milestones, as well as royalties on sales of products; and the clinical, therapeutic and commercial potential of the PI3K-d program. Words such as “will,” “is required,” “eligible,” “potential,” “emerging,” “arise,” “may,” “would,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon Exelixis’ current plans, assumptions, beliefs and expectations. Forward-looking statements involve risks and uncertainties. Exelixis’ actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation: risks related to Exelixis’ dependence on the activities of Merck under the described agreement, the potential failure of the PI3K-d program to demonstrate safety and efficacy in clinical testing; the therapeutic and commercial value of the PI3K-d program; the sufficiency of Exelixis’ capital and other resources; the uncertainty of the FDA approval process; market competition; and changes in economic and business conditions. These and other risk factors are discussed under “Risk Factors” and elsewhere in Exelixis’ quarterly report on Form 10-Q for the quarter ended September 30, 2011 and Exelixis’ other filings with the Securities and Exchange Commission. Exelixis expressly disclaims any duty, obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Exelixis’ expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EXELIXIS, INC.

Date: December 20, 2011	/s/ JAMES B. BUCHER
James B. Bucher Vice President, Corporate Legal Affairs and Secretary